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                                  EXHIBIT 16.1

                LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANT


March 25, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 9 of Form 10-K dated March 25, 1999, of American Commercial Lines LLC and are in agreement with the statements contained in paragraph two therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

                                       Very truly yours,

                                       /s/ Ernst & Young LLP
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                                       Ernst & Young LLP



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